Exhibit 99.1

SINA Reports Q2 2006 Financial Results

Shanghai, China— (PR Newswire)—August 2, 2006—SINA Corporation (Nasdaq: SINA), a leading online media company and mobile value-added service (MVAS) provider for China and for the global Chinese communities, today announced its unaudited financial results for the second quarter ended June 30, 2006.
Q2 2006 Highlights
•	Net revenues increased 16% year-over-year to $53.7 million, exceeding the Company’s previous guidance of between $47.5 million and 49.5 million.

•	Advertising revenues increased 45% year-over-year to $29.5 million, exceeding the Company’s previous guidance of between $26.0 million and $27.0 million.

•	Non-advertising revenues declined 6% year-over-year to $24.2 million, exceeding the Company’s previous guidance of between $21.5 million and $22.5 million.

•	GAAP net income was $10.4 million, or $0.18 diluted net income per share.

•	Non-GAAP net income* was $12.3 million, or $0.21 non-GAAP diluted net income per share.

* Non-GAAP measures are described below and reconciled to the corresponding GAAP measures in the section below titled “Reconciliation of Non-GAAP to GAAP Results.”
“We are very pleased with our outstanding performance for the second quarter. Our advertising revenues for the quarter hit another record high of $29.5 million representing a 33% quarter-over-quarter growth, the highest sequential growth rate ever for advertising revenues in SINA’s history. During the quarter, we benefited from the 2006 FIFA World Cup by leveraging the strength of our brand and focusing on creating innovative products and captivating content to cover the event. In addition to a record advertising revenue quarter, SINA’s World Cup website set a new record for online media coverage of sports events in China. According to ACNielsen, SINA attracted 57.6 million unique visitors during the World Cup event. These milestones are further validation that our portal strategy is working and that we are taking away market share from our competitors in China’s online brand advertising sector,” said Charles Chao, CEO of SINA. “On the mobile side, while we beat our internal expectations for the quarter, we anticipate that recently announced operator policy changes in China will create a more challenging and uncertain environment for our mobile business in the coming quarters.”
Financial Results
For the second quarter of 2006, SINA reported net revenues of $53.7 million, compared to $46.1 million in the same period last year and $46.7 million last quarter.
Advertising revenues for the second quarter of 2006 totaled $29.5 million, representing a 45% increase from the same period last year and a 33% increase from last quarter. Advertising revenues in the second quarter of 2006 represented 55% of the Company’s total revenues, compared to 44% for the same period last year and 47% last quarter.

Non-advertising revenues for the second quarter of 2006 totaled $24.2 million, a 6% decrease from the same period last year and a 1% decrease from last quarter. Revenues from MVAS for the second quarter of 2006 were $22.4 million, representing a decrease of 1% from the same period last year and from last quarter. Second quarter 2005 non-advertising revenues included $0.9 million in revenues from businesses that were disposed in the second half of 2005.
Gross margin for the second quarter of 2006 was 63%, down from 69% for the same period last year and up from 61% last quarter. Advertising gross margin for the second quarter of 2006 was 65%, compared to 68% for the same period last year and 63% in the previous quarter. Advertising gross margin amount in the first and second quarter of 2006 each included the impact of $0.4 million in stock-based compensation from the adoption of Statement of Financial Accounting Standard No. 123 (revised 2004), Share-Based Payment (“SFAS 123R”). The sequential increase in advertising gross margin was due to revenues growing faster than advertising cost of sales.
MVAS gross margin for the second quarter of 2006 was 60%, compared to 67% for the same period last year and 59% last quarter. The year-over-year decline in MVAS gross margin was primarily a result of increased transmission costs paid to mobile operators and increased content costs.
Operating expenses for the second quarter of 2006 totaled $26.4 million, an increase of 30% from the same period last year and an increase of 20% from the previous quarter. Due to the adoption of SFAS 123R, operating expenses in the first and second quarter of 2006 included $1.2 million and $2.7 million in stock-based compensation, respectively. During the second quarter of 2006, the Company granted options to purchase approximately 2.1 million ordinary shares to employees, executives and directors. The sequential increase in stock-based compensation can be mostly attributed to the director options granted, which totaled $1.2 million in the second quarter of 2006 due to immediate vesting. In addition to stock-based compensation, the year-over-year increase in operating expenses was primarily related to increased marketing spending and increased headcount and salaries, while the quarter-over-quarter increase was mainly due to increased marketing expenditures.
For the second quarter of 2006, gain on the sale of a business included a $2.0 million gain from the sale of interests in the joint venture with NC Soft, a Korean online game company.
Net income for the second quarter of 2006 was $10.4 million, compared to $10.0 million in the same period last year and $7.0 million last quarter. Diluted net income per share for the second quarter of 2006 was $0.18, compared to $0.17 in the same period last year and $0.12 last quarter. Non-GAAP net income for the second quarter of 2006 totaled $12.3 million, compared to $12.5 million in the same period last year and $9.6 million in the previous quarter. Non-GAAP diluted net income per share for the second quarter of 2006 was $0.21, compared to $0.21 in the same period last year and $0.16 last quarter.

As of June 30, 2006, SINA’s cash, cash equivalents and investments in marketable securities totaled $312.5 million. Cash flow from operating activities for the second quarter of 2006 was $8.1 million.
Other Development
As previously noted in the Company’s press release dated July 7, 2006, China Mobile Communication Corporation (“CMCC”) recently announced changes to its policies on subscription MVAS, which included extending the trial period and requiring double reminders on new MVAS subscriptions as well as sending SMS reminders to existing monthly subscribers of SMS, MMS and WAP to inform them of their MVAS subscription and fee information. The Company believes that these policy changes will have a significant, negative impact on its MVAS revenues going forward. The Company will continue to monitor and assess the situation as the policies are rolled out individually by CMCC’s provincial subsidiaries. For the second quarter of 2006, 42% of the Company’s revenues were derived from MVAS, approximately 67% of which related to monthly subscriptions from CMCC users.
Business Outlook
The Company estimates its total revenues for the third quarter of 2006 to be between $51.0 million and $54.0 million, with advertising revenues to be between $31.0 million and $32.0 million and non-advertising revenues to be between $20.0 million and $22.0 million. Stock-based compensation for the third quarter of 2006 is expected to be approximately $2.7 million, which excludes any new shares that may be granted.
Conference Call
SINA will host a conference call at 9:00 p.m. Eastern Time today to present an overview of the Company’s financial performance and business operations for the second quarter ended June 30, 2006. The dial-in number for the call is 617-614-3473. The pass code is 26769718. A live Webcast of the call will be available from 9:00 p.m. — 10:00 p.m. ET on Wednesday, August 2, 2006 (9:00 a.m. — 10:00 a.m. Beijing Time on August 3, 2006). The call can be accessed through SINA’s corporate web site at http://corp.sina.com. The call will be archived for 12 months on SINA’s corporate web site at http://corp.sina.com. A replay of the conference call will be available through August 9, 2006 at midnight eastern time. The dial-in number is 617-801-6888. The pass code for the replay is 73704374.
Non-GAAP Measures
To supplement the unaudited consolidated financial statements presented in accordance with the United States Generally Accepted Accounting Principles (“GAAP”), the Company uses non-GAAP financial measures to evaluate its ongoing operations and for internal planning and forecasting purposes as well as to enhance the investors’ overall understanding of the Company’s current financial performance and prospects for the future. These non-GAAP measures include non-GAAP income from operations, non-GAAP net income and non-GAAP diluted net income per share. The Company’s non-GAAP income from operations excludes, as applicable, stock-based compensation (under SFAS 123R, adopted as of January 1, 2006)

and amortization of intangible assets. Non-GAAP net income and non-GAAP diluted net income per share exclude, as applicable, stock-based compensation, amortization of intangibles, amortization of convertible debt issuance cost, gain and loss from the sale of a business and gain and loss on investment.
The Company believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses (i) that are not expected to result in future cash payments or (ii) that are non-recurring in nature or may not be indicative of our core operating results and business outlook.
In addition, because the Company has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP measures provides consistency in our financial reporting. The Company’s reference to these measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Reconciliations of the Company’s non-GAAP measures to the nearest GAAP measures are set forth in the section below titled “Reconciliation of Non-GAAP to GAAP Results.”
The Company’s management believes excluding stock-based compensation from its non-GAAP financial measures of income from operations and net income is useful for itself and investors as such expense is otherwise unrelated to the Company’s core operating results and does not impact cash earnings. Non-GAAP measures that exclude stock-based compensation also enhance the comparability of results against prior periods.
The Company’s management believes excluding the non-cash amortization expense of intangible assets resulting from business acquisitions from its non-GAAP financial measures of income from operations and net income and excluding the non-cash amortization expense of intangible assets resulting from equity-method investments from its non-GAAP financial measure of net income are useful for itself and investors because they enable a more meaningful comparison of the Company’s cash performance between reporting periods. In addition, such charges will not result in cash settlement in the future.
The Company’s management believes excluding non-cash amortization expense of issuance cost relating to convertible bonds from its non-GAAP financial measure of net income is useful for itself and investors as such expense does not have any impact on cash earnings.
The Company’s management believes excluding gains and losses on the sale of a business from its non-GAAP financial measure of net income is useful for itself and investors because such gains and losses are not indicative of the Company’s core operating results.
The Company’s management believes excluding gains and losses on investment from its non-GAAP financial measure of net income is useful for itself and investors because the Company does not typically invest in common stock of other companies. Therefore, these charges are otherwise unrelated to the Company’s ongoing business operations.

About SINA
SINA Corporation (NASDAQ: SINA) is a leading online media company and value-added information service (VAS) provider for China and for global Chinese communities. With a branded network of localized web sites targeting Greater China and overseas Chinese, SINA provides services through five major business lines including SINA.com (online news and content), SINA Mobile (mobile value-added services), SINA Online (community-based services and games), SINA.net (search and enterprise services) and SINA E-Commerce (online shopping). Together these provide an array of services including region-focused online portals, mobile value-added services, search and directory, interest-based and community-building channels, free and premium email, online games, virtual ISP, classified listings, fee-based services, e-commerce and enterprise e-solutions.
Safe Harbor Statements
This announcement contains forward-looking statements that relate to, among other things, SINA’s expected financial performance (as described without limitation in the “Business Outlook” section and in quotations from management in this press release) and SINA’s strategic and operational plans. SINA may also make forward-looking statements in the Company’s periodic reports to the U.S. Securities and Exchange Commission on Forms 10-K, 10-Q, 8-K, etc., in its annual report to shareholders, in its proxy statements, in its offering circulars and prospectuses, in press releases and other written materials and in oral statements made by its officers, directors or employees to third parties. SINA assumes no obligation to update the forward-looking statements in this release and elsewhere. Statements that are not historical facts, including statements about the Company’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, SINA’s historical losses, its limited operating history, the uncertain regulatory landscape in the People’s Republic of China, the recent changes by CMCC to its policies for MVAS (as described above in the “Other Development” section), the Company’s ability to develop and market other usage-based SMS products, fluctuations in quarterly operating results, the Company’s reliance on MVAS and online advertising sales for a majority of its revenues, the Company’s reliance on mobile operators in China to provide MVAS, any failure to successfully develop and introduce new products and any failure to successfully integrate acquired businesses. Further information regarding these and other risks is included in SINA’s Annual Report on Form 10-K for the year ended December 31, 2005 and its recent quarterly reports on Form 10-Q, as well as in its other filings with the Securities and Exchange Commission.
Contact:
SINA Corporation
Chen Fu, (86-21) 62895678 ext. 6089
fuchen@staff.sina.com
or
The Ruth Group
Denise Roche, 646/536-7008
droche@theruthgroup.com

SINA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(U.S. Dollar in thousands, except per share data)

	Three months ended			Six months ended
	June 30,		March 31,	June 30,
	2006	2005	2006	2006	2005
Net revenues:
Advertising	$29,454	$20,373	$22,181	$51,635	$37,021
Non-advertising	24,224	25,757	24,531	48,755	54,957

	53,678	46,130	46,712	100,390	91,978

Cost of revenues (a):
Advertising	10,317	6,541	8,298	18,615	12,435
Non-advertising	9,343	7,794	9,747	19,090	16,834

	19,660	14,335	18,045	37,705	29,269

Gross profit	34,018	31,795	28,667	62,685	62,709

Operating expenses:
Sales and marketing (a)	13,497	10,718	11,805	25,302	22,202
Product development (a)	4,993	3,520	4,610	9,603	7,222
General and administrative (a)	7,427	5,078	5,157	12,584	9,775
Amortization of intangibles	469	1,041	468	937	2,082

	26,386	20,357	22,040	48,426	41,281

Income from operations	7,632	11,438	6,627	14,259	21,428

Non-operating income:
Interest and other income	2,012	1,564	1,940	3,952	3,096
Gain (loss) on sale of business	2,006	—	(212)	1,794	-
Loss on investments, net	—	(1,338)	—	—	(1,282)
Loss on equity investments	(162)	(858)	(343)	(505)	(1,424)
Amortization of convertible debt issuance cost	(171)	(171)	(171)	(342)	(342)

	3,685	(803)	1,214	4,899	48

Income before income taxes	11,317	10,635	7,841	19,158	21,476
Provision for income taxes	(878)	(682)	(805)	(1,683)	(1,213)

Net income	$10,439	$9,953	$7,036	$17,475	$20,263

Basic net income per share	$0.19	$0.19	$0.13	$0.33	$0.39

Diluted net income per share	$0.18	$0.17	$0.12	$0.30	$0.35

Shares used in computing basic net income per share	53,554	52,111	53,438	53,496	51,771
Shares used in computing diluted net income per share	58,444	58,783	58,617	58,522	58,642

Net income used for diluted net income per share calculation:
Net income	$10,439	$9,953	$7,036	$17,475	$20,263
Amortization of convertible debt issuance cost	171	171	171	342	342

	$10,610	$10,124	$7,207	$17,817	$20,605

(a) Stock-based compensation included under SFAS 123R was as follows:
Cost of revenues	$350	$—	$350	$700	$-
Sales and marketing	353	—	261	614	-
Product development	377	—	334	711	-
General and administrative	1,943	—	571	2,514	-

	$3,023	$—	$1,516	$4,539	$-

SINA CORPORATION
RECONCILIATION OF NON-GAAP TO GAAP RESULTS
(U.S. Dollar in thousands, except per share data)

	Three months ended				Three months ended				Three months ended
	June 30, 2006				June 30, 2005				March 31, 2006
				Non-GAAP				Non-GAAP				Non-GAAP
	Actual	Adjustments		Results	Actual	Adjustments		Results	Actual	Adjustments		Results

		3,023	(a)							1,516	(a)
		469	(b)			1,041	(b)			468	(b)

Income from operations	$7,632	$3,492		$11,124	$11,438	$1,041		$12,479	$6,627	$1,984		$8,611

		3,023	(a)							1,516	(a)
		469	(b)							468	(b)
		171	(c)			1,041	(b)			171	(c)
		(2,006)	(d)			171	(c)			212	(d)
		177	(b)			1,338	(e)			177	(b)

Net income	$10,439	$1,834		$12,273	$9,953	$2,550		$12,503	$7,036	$2,544		$9,580

Diluted net income per share	$0.18			$0.21	$0.17			$0.21	$0.12			$0.16

Shares used in computing diluted net income per share	58,444			58,444	58,783			58,783	58,617			58,617

Net income used in computing diluted net income per share:
Net income	$10,439			$12,273	$9,953			$12,503	$7,036			$9,580
Amortization of convertible debt issuance costs	171			—	171			—	171			—

	$10,610			$12,273	$10,124			$12,503	$7,207			$9,580

	Six months ended				Six months ended
	June 30, 2006				June 30, 2005
				Non-GAAP				Non-GAAP
	Actual	Adjustments		Results	Actual	Adjustments		Results

		4,539	(a)
		937	(b)			2,082	(b)

Income from operations	$14,259	$5,476		$19,735	$21,428	$2,082		$23,510

		4,539	(a)
		937	(b)
		342	(c)			2,082	(b)
		(1,794)	(d)			342	(c)
		354	(b)			1,282	(e)

Net income	$17,475	$4,378		$21,853	$20,263	$3,706		$23,969

Diluted net income per share	$0.30			$0.37	$0.35			$0.41

Shares used in computing diluted net income per share	58,522			58,522	58,642			58,642

Net income used in computing diluted net income per share:
Net income	$17,475			$21,853	$20,263			$23,969
Amortization of convertible debt issuance costs	342			—	342			—

	$17,817			$21,853	$20,605			$23,969

(a)	To adjust stock-based compensation charges
(b)	To adjust amortization of intangible assets
(c)	To adjust amortization of convertible debt issuance cost
(d)	To adjust gain or loss on the sale of a business
(e)	To adjust gain or loss on investment

SINA CORPORATION
UNAUDITED SEGMENT INFORMATION
(U.S. Dollar in thousands)

	Three months ended			Six months ended
	June 30,		March 31,	June 30,
	2006	2005	2006	2006	2005
Net revenues
Advertising	$29,454	$20,373	$22,181	$51,635	$37,021
Mobile related	22,448	22,618	22,694	45,142	49,133
Others	1,776	3,139	1,837	3,613	5,824

	$53,678	$46,130	$46,712	$100,390	$91,978

Cost of revenues
Advertising	$10,317	$6,541	$8,298	$18,615	$12,435
Mobile related	8,925	7,374	9,400	18,325	16,044
Others	418	420	347	765	790

	$19,660	$14,335	$18,045	$37,705	$29,269

SINA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(U.S. Dollar in thousands)

	June 30,	December 31,
	2006	2005
Assets
Cash, cash equivalents and investments in marketable securities	$312,481	$300,689
Accounts receivable, net	44,895	33,940
Property and equipment, net	23,248	22,207
Long-term investments	2,987	3,977
Goodwill and intangible assets, net	91,417	92,354
Other assets	12,174	15,554

Total assets	$487,202	$468,721

Liabilities and Shareholders’ Equity
Liabilities	$42,809	$49,099
Convertible Debt	100,000	100,000
Shareholders’ equity	344,393	319,622

Total liabilities and shareholders’ equity	$487,202	$468,721